EXHIBIT 99.1
FOR IMMEDIATE RELEASE

National Western Life Announces Financial Strength Rating Affirmed

Austin, Texas, December 15, 2008 - National Western Life Insurance Company (NASDAQ: NWLI) announced today that the Company’s “A (Strong)” financial strength rating has been affirmed by independent rating agency Standard & Poor’s. The Company’s “stable” outlook was also affirmed by Standard & Poor’s.

Commenting on the ratings action, President Ross R. Moody stated, “The rating affirmation by Standard & Poor’s in today’s economic climate is indicative of the financial strength and stability of National Western. To have our ‘strong’ rating continued along with our ‘stable’ outlook while Standard & Poor’s maintains an overall negative outlook on the life insurance industry speaks volumes of our prudent financial management approach. Standard & Poor’s specifically highlighted the Company’s strong investment portfolio, capital, and liquidity positions as drivers in their decision to affirm our rating. This provides comfort to our agents and policyholders in knowing that we are more than able to meet our financial commitments and obligations today and well into the future.”

Standard & Poor’s rating actions are available at www.standardandpoors.com.

Founded in 1956, National Western Life is a stock life insurance company offering a broad portfolio of individual universal life, whole life and term insurance plans, annuity products, and investment contracts meeting the financial needs of its customers in 49 states as well as residents of various countries in Central and South America, the Caribbean, Eastern Europe, Asia and the Pacific Rim. The Company has approximately 300 employees and 9,000 contracted independent agents, brokers and consultants, and at September 30, 2008, maintained total assets of $6.8 billion, stockholders' equity of $1.0 billion, and life insurance in force of $18.6 billion.

Caution Regarding Forward-Looking Statements:
This press release contains statements which are or may be viewed as forward-looking within the meaning of The Private Securities Litigation Reform Act of 2005. Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated in these forward-looking statements can be found in the Company’s Form 10-K filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and the Company undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the Company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

Investor Relations Contact:
Brian M. Pribyl
Senior Vice President, Chief Financial & Administrative Officer
(512) 836-1010
bpribyl@nationalwesternlife.com
www.nationalwesternlife.com